CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Offsite Docs Inc.

To the Members of the Board,

We hereby consent to the use in this Registration Statement, (the “Registration Statement”) on Form S-1 of (Form No. 333-177362) our report dated November 29, 2011, relating to the balance sheet of Boxceipts, Inc. (a development stage company)(the “Company”) as of August 31, 2011 dual dated September 19, 2011 and November 29, 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the period October 25, 2010 (inception) through August 31, 2011, which report includes an explanatory paragraph as to substantial doubt about the Company’s ability to continue as a going concern, appearing in such Registration Statement. We restated the financial statements on November 29, 2011 to reflect a correction to the Company’s financial statements.

We also consent to the reference to our firm under the Caption “Experts” in such

Registration Statement

/s/ Timothy A. Coons, CPA

November 29, 2011